UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2019, the board of directors (the “Board”) of Altus Midstream Company, a Delaware corporation (the “Company”) announced the appointment of Craig Collins as chief operating officer of the Company effective as of April 29, 2019. Mr. Collins will also serve as vice president, U.S. Midstream Operations, of Apache Corporation, a Delaware corporation and the Company’s indirect controlling stockholder (“Apache”). No material plan, contract, or arrangement was entered into or materially amended by the Company in connection with Mr. Collins’ appointment, and there was no grant or award made by the Company to Mr. Collins or modification thereto under any such plan, contract, or arrangement in connection with his appointment. Mr. Collins (i) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; (ii) is not a party to any related person transaction with the Company; and (iii) has no arrangements or understandings with any other person pursuant to which he was selected as an officer of the Company.

Mr. Collins, 46, most recently served as Vice President, Midstream for Alta Mesa Resources and Vice President and Chief Operating Officer, Kingfisher Midstream, LLC from April 2018 until April 2019. Prior to joining Alta Mesa and Kingfisher Midstream, Mr. Collins was with Anadarko Petroleum Corporation for 15 years, with increasing levels of responsibility and leadership in treasury, corporate development and midstream. He concluded his service at Anadarko as Vice President, Midstream of Anadarko and Senior Vice President and Chief Operating Officer of Western Gas Partners, with responsibility for engineering, operations, and commercial development for all Anadarko Midstream and Western Gas assets. Mr. Collins began his career at Dow as a polyethylene production engineer in 1999 after graduating from Texas A&M University with a Bachelor of Science degree in Chemical Engineering in 1998. He also received an MBA with honors from Rice University in 2003. Mr. Collins has served on the Board of Directors for the Sam Houston Area Council of the Boy Scouts of America since 2017 and has held various leadership positions as a member of the Youth Horse Show Committee of the Houston Livestock Show & Rodeo since 2003. He is a member of the GPA Midstream Association and the Society of Petroleum Engineers.

A copy of the Company’s press release announcing Mr. Collins’ appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: April 12, 2019	/s/ Ben C. Rodgers
Name: Ben C. Rodgers
Title: Chief Financial Officer and Treasurer